AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of October, 2015, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the Agreement to reflect a change to the investment advisor of the fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit AA of the Agreement is hereby superseded and replaced with Amended Exhibit AA attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michale R. McVoy

Name:Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Fort Pitt	1

Amended Exhibit AA to the Advisors Series Trust Fund Accounting Agreement
Name of Series  Date Added
Fort Pitt Capital Total Return Fund                                                                                      on or after July 15, 2011

FORT PITT CAPITAL FUNDS FUND ACCOUNTING, FUND ADMINISTRATION AND PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES at July, 2011
Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
♦ ___ basis points on the first $___
♦ ___ basis points on the next $___
♦ ___ basis points on the balance
♦ Minimum annual fee:  $___ first fund,
♦ $___ per fund thereafter
Fund Administration Out-of-pocket Costs
Plus out-of-pocket expenses, but not limited to:
•   Postage, Stationery
•   Programming, Special Reports
•   Compliance Systems Costs
•   Proxies, Insurance
•   EDGAR filing
•   Retention of records
•   Federal and state regulatory filing fees
•   Certain insurance premiums
•   Expenses from board of directors meetings
•   Auditing and legal expenses
•   Blue Sky conversion expenses (if necessary)
•   All other out-of-pocket expenses
Fund Accounting Out-of-pocket Costs
Plus out-of-pocket expenses, including pricing, corporate action, and factor services:
•   $___  Domestic and Canadian Equities
•   $___  Options
•   $___  Corp/Gov/Agency Bonds
•   $___  CMO's
•   $___  International Equities and Bonds
•   $___  Municipal Bonds
•   $___  Money Market Instruments
•   $___ /fund/month - Mutual Fund Pricing
•   $___ /equity Security/Month Corporate Actions
•   $___ /month Manual Security Pricing (>10/day)

•   Factor Services (BondBuyer)
              •   $___ /CMO/month
              •   $___  /Mortgage Backed/month
              •   $___ /month Minimum Per Fund Group
•   Fair Value Services (FT Interactive)
              •   $___ on the first 100 securities per day
              •   $___ on the balance of securities per day

Fund CCO Services - $___ per year

Multiple Classes – Add the following for each class beyond the first class:
•   ___ basis point at each level
•   $___ per class minimum
Priced Separately:
•   Master/Feeder Funds
Multiple Manager Funds*
Additional base fee:
$___ per manager/sub-advisor per fund
Conversion and extraordinary services quoted separately.

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Fee are billed monthly.
* Annual fee
* Subject to CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule on this Amended Exhibit AA.

Fort Pitt Capital Group, LLC

By: /s/Charles A. Smith

Printed Name: Charles A. Smith

Title:  Chief Investment Officer                  Date: 9/29/15

Fort Pitt	2